AMENDMENT NO. 1 TO THE DIVESTITURE AGREEMENT
AMENDMENT NO. 1 TO THE DIVESTITURE AGREEMENT, dated September 14, 2017 (the “Amendment”), between VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”) and NAVITUS ENERGY GROUP, a Texas general partnership (“Navitus”).
RECITALS
A.    Victory and Navitus previously entered into that certain Divestiture Agreement, dated August 21, 2017 (the “Divestiture Agreement”).
B.    Victory and Navitus desire to amend the Divestiture Agreement to provide for additional consideration from Victory to Navitus in consideration for the Release and to provide Navitus with registration rights as described herein.
C.    Pursuant to Section 7.3 of the Divestiture Agreement, the Divestiture Agreement may be amended by the parties thereto, by action taken or authorized by, in the case of Victory, by Victory’s Board of Directors and, in the case of Navitus, by Navitus and its partners, as applicable, and by an instrument in writing signed on behalf of Victory and Navitus.
D.    This Amendment has been authorized by Victory’s Board of Directors and by Navitus and its partners.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Divestiture Agreement.

2.	Amendments.
(a) Section 2.1 of the Divestiture Agreement shall be amended and restated in its entirety as follows:
“Divestiture and Issuance. Upon the terms and subject to the conditions set forth in this Agreement, Victory will (i) sell, transfer and deliver to Navitus free and clear of all Liens, indebtedness and other Liabilities, and Navitus will acquire from Victory, the Interest, and (ii) upon obtaining Shareholder Approval, issue to Navitus 166,549,134 shares of Victory’s Common Stock (or 4,382,872 shares of Common Stock following the Victory’s planned 1-for-38 reverse stock split) (the “Navitus Shares”), in each case, in exchange for the Release. At or prior to the Closing, Victory shall pay off or otherwise satisfy all indebtedness and other Liabilities of the Partnership specifically listed on Schedule 2.1 hereto, such that the Partnership shall own all of its assets free and clear of all Liens other than Permitted Liens.”
(b) The addition of Section 2.4 of the Divestiture Agreement shall be added in its entirety as follows:
“Registration Rights. Victory hereby grants the following registration rights to Navitus:
(a)Registration Statement. At any time following the issuance of the Navitus Shares, Navitus may request that Victory file with the Securities and Exchange Commission (the “SEC”) within thirty (30) days of such request a registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Navitus Shares and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred twenty (120) days following such filing. Notwithstanding anything to the contrary herein, at any time, Victory may delay the filing of the Registration for a reasonable period of time (the “Grace Period”) if it would result in the disclosure of material, non-public information concerning Victory the disclosure of which at the time is not, in the good faith opinion of Victory’s Board of Directors, in Victory’s best interest and otherwise required; provided, that Victory shall promptly (i) notify Navitus in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice Victory will not disclose the content of such material, non-public information to Navitus unless requested by Navitus and subject to a confidentiality agreement) and the date on which the Grace Period will begin, and (ii) use commercially reasonable efforts to resolve any issue that makes disclosure of the material, non-public information not in Victory’s best interests.
(b)    Registration Procedures. In connection with the Registration Statement, Victory will:
(i)    Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to Navitus until all the Navitus Shares may be resold without restriction under the Securities Act; and
(ii)    Immediately notify Navitus when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which Victory has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If Victory notifies Navitus to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then Navitus shall suspend use of such prospectus. In such event, Victory will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.
(c)    Provision of Documents etc. In connection with the Registration Statement, Navitus will furnish to Victory in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. Navitus covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Navitus Shares pursuant to the Registration Statement.
(d)    Victory shall be entitled to include in any Registration Statement referred to in this Section 2.4, shares of Common Stock to be sold by Victory for its own account (to the extent that the inclusion of such shares by Victory shall not adversely affect the offering).
(e)    Expenses. All expenses incurred by Victory in complying with this Section 2.4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Victory, fees of transfer agents and registrars shall be borne by Victory. All underwriting discounts and selling commissions applicable to the sale of the Navitus Shares, including any fees and disbursements of any counsel to Navitus, shall be borne by Navitus.

3.	Effect of Amendment. Except as amended as set forth above, the Divestiture Agreement shall continue in full force and effect.
4.Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.    Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Texas.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

NAVITUS ENERGY GROUP
BY: JAMES CAPITAL CONSULTING, LLC,
its Managing Partner

By: /s/ Ronald Zamber
Name: Ronald Zamber
Title: Managing Member

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